Exhibit 10.4

Execution Version

DISTRIBUTION AGREEMENT

This Distribution Agreement (this “Agreement”) is entered into as of November 10, 2011 (the “Separation Date”) between Bitstream Inc. (“Bitstream”), a Delaware corporation, and Marlborough Software Development Holdings Inc. (“MSDH”), a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article IV hereof.

RECITALS

WHEREAS, Bitstream currently owns 100% of the outstanding shares of MSDH common stock;

WHEREAS, on November 10, 2011, Bitstream entered into an agreement and plan of merger (the “Merger Agreement”) with Monotype Imaging Holdings Inc., a Delaware corporation (“Monotype”), and Birch Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Monotype (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merger with and into Bitstream, with Bitstream as the surviving entity (the “Merger”);

WHEREAS, on November 10, 2011, Bitstream and MSDH entered into a Contribution Agreement (the “Contribution Agreement”) pursuant to which all of the assets and liabilities of Bitstream’s mobile web browsing technologies business (the “Bolt Business”) and Bitstream’s personalized marketing communications and variable publishing technology business (the “Pageflex Business,” and together with the Bolt Business, the “Divested Businesses”) were contributed and transferred to MSDH and MSDH received and assumed the such assets and liabilities from Bitstream (the “Separation”);

WHEREAS, on November 10, 2011, the board of directors of Bitstream approved a plan to distribute to its stockholders all of the shares of common stock of MSDH, to be accomplished pursuant to the distribution to holders of shares of Bitstream common stock, on a pro rata basis, of all of the issued and outstanding shares of common stock of MSDH (the “Distribution”), subject to the board of directors of Bitstream fixing the record date and declaring the payment date for the Distribution;

WHEREAS, the completion of the Separation and the Distribution prior to the completion of the Merger is a condition precedent to the Merger;

WHEREAS, the Boards of Directors of Bitstream and MSDH have each determined that it is appropriate and desirable for Bitstream and MSDH to enter into this Agreement and the Contribution Agreement and to complete the Separation and Distribution on the terms and conditions set forth herein and therein; and

WHEREAS, the parties intend in this Agreement to set forth the principal arrangements between them regarding the Distribution.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

THE DISTRIBUTION

Section 1.1 The Distribution.

(a) Delivery of Shares for Distribution. Subject to Section 1.5 hereof, on or prior to the Distribution Date, Bitstream will deliver to its distribution agent, registrar and transfer agent, Computershare Trust Company, NA (the “Distribution and Transfer Agent”), the shares of MSDH common stock (either in physical certificates or by authorizing the related book-entry transfer thereof) for the benefit of the holders of record of Bitstream common stock on the Record Date representing all of the outstanding shares of MSDH common stock.

(b) Shares Received. Subject to Sections 1.5 and 1.6, each holder of Bitstream common stock on the Record Date will be entitled to receive one share of MSDH common stock for every one share of Bitstream common stock that it owns or is deemed to own on the Record Date (the “Distribution Shares”). All of the shares of MSDH common stock so issued will be fully paid and non-assessable.

(c) Obligation to Provide Information. MSDH and Bitstream, as the case may be, will provide to the Distribution and Transfer Agent all share certificates and any information required in order to complete the Distribution.

Section 1.3 Actions Prior to the Distribution.

(a) Registration Statement. MSDH has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (the “Registration Statement”) and prior to the Distribution Date shall prepare and file such other documentation which Bitstream and MSDH determine is necessary or desirable to effectuate the Distribution of the Distribution Shares under the Securities Act of 1933, as amended (the “Securities Act”). Unless the Merger Agreement shall have been terminated in accordance with its terms, Bitstream and MSDH shall each use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable following the date of this Agreement. The Registration Statement shall be declared effective by the SEC prior to the Distribution Date.

(b) Blue Sky. Bitstream and MSDH shall take all such actions as may be necessary or appropriate to register the Distribution under applicable state securities or blue sky laws and shall each use its reasonable best efforts to have the Distribution authorized or approved by the governing body in each such state with jurisdiction with respect to the Distribution.

(c) Quotation. Unless the Merger Agreement shall have been terminated, MSDH shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the quotation of the Distribution Shares on the Over-The-Counter Bulletin Board (the “OTCBB”), subject to official notice to the OTCBB that the Registration Statement has been declared effective by the SEC.

(d) Other Conditions. Bitstream and MSDH shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 1.5 to be satisfied and to effect the Distribution on the Distribution Date.

(e) Continued Funding. From and after the Separation Date, Bitstream shall continue to fund the expenses of MSDH arising out of or in connection with MSDH’s continuing operations through and as of the Distribution Date.

Section 1.4 Sole Discretion of Bitstream. Bitstream currently intends, at least three (3) business days prior to the consummation of the Merger, to complete the Distribution. Subject to Bitstream’s obligations under the Merger Agreement and consistent with the description of the Distribution set forth in the Registration Statement, Bitstream shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, subject to Bitstream’s obligations under the Merger Agreement, Bitstream may at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. MSDH shall cooperate with Bitstream in all respects to accomplish the Distribution and shall, at Bitstream’s direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, using its reasonable best efforts to have the Registration Statement declared effective by the SEC.

Section 1.5 Additional Conditions Precedent to Distribution. The following are additional conditions that must take place prior to the consummation of the Distribution, unless waived in writing by Bitstream. The conditions are for the sole benefit of Bitstream and shall not give rise to or create any duty on the part of Bitstream or the Bitstream Board of Directors to waive or not waive any such condition.

(a) The Registration Statement shall have been declared effective by the SEC;

(b) Government Approvals. Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect; and

(c) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of Bitstream shall have occurred or failed to occur that prevents the consummation of the Distribution.

Section 1.6 Fractional Shares. There are not fractional shares of Bitstream issued or outstanding and accordingly the Distribution Shares shall not include any fractional shares.

ARTICLE 2

COVENANTS AND OTHER MATTERS

Section 2.1 Agreement for Exchange of Information.

(a) Generally. Each of Bitstream and MSDH agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, except in connection with any Proceeding by one party to this Agreement against the other party, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of Bitstream or MSDH, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall use commercially reasonable efforts to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

(b) Internal Accounting Controls; Financial Information. For a period of three years from the Distribution Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

(c) Ownership of Information. Any Information owned by a party that is provided to a requesting party pursuant to this Section 2.1 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

(d) Record Retention. To facilitate the possible exchange of Information pursuant to this Section 2.1 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on the Distribution Date for a period of three (3) years from the Distribution Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Distribution Date (other than Information that is permitted to be destroyed under the current record retention policies of Bitstream) and that falls under the categories listed in Section 2.1(a), without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

(e) Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 2.1 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 2.1(d).

(f) Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 2.1 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement or any Ancillary Agreement.

(g) Production of Witnesses; Records; Cooperation. After the Distribution Date, except in the case of a Proceeding by one party against another party (which shall be governed by such information sharing rules as may be applicable under Section 2.1(a)), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Proceeding in which the requesting party may from time to time be involved, regardless of whether such Proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all reasonable costs and expenses in connection therewith, except that, if the responding party chooses to resist the production of the witness or documents, that party will bear the expense of such resistance.

(h) In connection with any production contemplated by this Section 2.01, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of either party.

(i) Notwithstanding the provisions of this Section 2.1, if any provisions of this Agreement contradict, conflict or are inconsistent with any terms or conditions of the Transition Services Agreement to be entered into by and between Bitstream and MSDH, then the terms and conditions of the Transition Services Agreement shall control and govern the conduct of the parties with respect to such matters.

Section 2.2 Payment of Expenses. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation, the Merger or the Distribution, all costs and expenses of the parties hereto in connection with the Separation, the Merger and the Distribution shall be paid by Bitstream.

Section 2.3 Dispute Resolution; Venue; Waiver of Trial By Jury.

(a) The parties hereto agree that any legal action, claim, suit or proceeding (a “Proceeding”) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Business Litigation Session of the Massachusetts Superior Court, Suffolk County, Massachusetts, or the Federal Courts located in Boston, Massachusetts. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the Proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 3.5 or in any other manner permitted by law.

(b) Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Section 2.3 with respect to all matters not subject to such Proceeding.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.4 Governmental Approvals. To the extent that the Separation requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

ARTICLE III

MISCELLANEOUS

Section 3.1 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

Section 3.2 Governing Law. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the Commonwealth of Massachusetts, excluding its conflict of law rules.

Section 3.3 Termination. This Agreement may be terminated at any time after the Separation Date and before the Distribution Date by mutual consent of Bitstream and MSDH. In the event of termination pursuant to this Section 7.3, no party shall have any liability of any kind to the other party.

Section 3.4 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

if to Bitstream:

(if prior to Effective Time (as defined in the Merger Agreement)):

Bitstream Inc.

500 Nickerson Road

Marlborough, Massachusetts 01752

Attention: Chief Executive Officer

Facsimile No.: (617) 868-0784

with a copy to:

Seyfarth Shaw LLP

World Trade Center East

Two Seaport Lane

Boston, MA 02210-2028

Attention:         Gregory L. White

                           Blake Hornick

Facsimile No.: (617) 790-6730

(if subsequent to the Effective Time (as defined in the Merger Agreement)):

Bitstream Inc.

c/o Monotype Imaging Holdings Inc.

500 Unicorn Park Drive

Woburn, Massachusetts

Attention: Chief Executive Officer

Facsimile No.: (781) 970-6001

with a copy to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Attention:         John Mutkoski

                           James Matarese

Facsimile No.: (617) 523-1231

if to MSDH:

Marlborough Software Development Holdings Inc.

500 Nickerson Road

Marlborough, Massachusetts 01752

Attention: Chief Executive Officer

Facsimile No.: (617) 868-0784

with a copy to:

Seyfarth Shaw LLP World

Trade Center East

Two Seaport Lane

Boston, MA 02210-2028

Attention:         Gregory L. White

                           Blake Hornick

Facsimile No.: (617) 790-6730

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

Section 3.5 Counterparts. This Agreement, including the Ancillary Agreements and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 3.6 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Bitstream Group and each member of the MSDH Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void.

Section 3.7 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 3.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 3.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

Section 3.10 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 3.11 Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

Section 3.12 Conflicting Agreements. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

ARTICLE IV

DEFINITIONS

Section 4.1 Affiliated Company. “Affiliated Company” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

Section 4.2 Ancillary Agreements. “Ancillary Agreements” shall mean the Merger Agreement, the Contribution Agreement, the Tax Indemnity Agreement, the Intellectual Property Assignment and License Agreements, and the Transition Services Agreement pursuant to which the Separation, Distribution and Merger shall be consummated.

Section 4.3 Bitstream Group. “Bitstream Group” means Bitstream, each Subsidiary and Affiliated Company of Bitstream (other than any member of the MSDH Group) immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate Company of Bitstream after the Separation Date. For the avoidance of doubt, from and after the Effective Time (as defined in the Merger Agreement), “Bitstream Group” shall expressly include Monotype and each Subsidiary and Affiliated Company of Monotype.

Section 4.4 Distribution Date. “Distribution Date” shall be the date fixed by the Board of Directors of Bitstream to complete the Distribution, which in no event shall be less than three (3) business days prior to the Merger Closing Date.

Section 4.5 Governmental Approvals. “Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

Section 4.6 Governmental Authority. “Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

Section 4.7 Information. “Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

Section 4.8 Merger Closing Date. “Merger Closing Date” means the effective time and date of the Merger as provided in Section 2.1 of the Merger Agreement.

Section 4.9 MSDH Group. “MSDH Group” means MSDH, Pageflex, Bolt, and each other Subsidiary and Affiliated Company of MSDH immediately after the Separation Date or that is contemplated to be a Subsidiary or Affiliated Company of MSDH and each Person that becomes a Subsidiary or Affiliate Company of MSDH after the Separation Date.

Section 4.10 Person. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

Section 4.11 Record Date. “Record Date” means the close of business on the date to be determined by the Board of Directors of Bitstream as the record date for determining the stockholders of Bitstream entitled to receive shares of common stock of MSDH in the Distribution.

Section 4.12 Subsidiary. “Subsidiary” of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

WHEREFORE, the parties have signed this Master Separation and Distribution Agreement effective as of the date first set forth above.

BITSTREAM, INC.

By:	/s/ James Dore
Name:	James Dore
Title:	Vice President and Chief Financial Officer

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

By:	/s/ James Dore
Name:	James Dore
Title:	Executive Vice President and Chief Financial Officer